UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2007

Pure Vanilla eXchange, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52023	98-0442839
(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 15th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

 212-972-1600

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan Agreement

On February 28, 2007, we entered into a loan agreement with Jed Schutz, a member of our board of directors and one of our principal shareholders. The loan agreement relates to $750,000 of loans and possible additional advances of which $340,000 were previously reported and represented by promissory notes dated February 14 and February 16, 2007. Mr. Schutz advanced an additional $220,000 on February 27, 2007. We will use the proceeds of the loans for working capital. After giving effect to this most recent advance, the aggregate principal amount of our indebtedness to Mr. Schutz is $2,210,135. We expect an additional advance of $190,000 from Mr. Schutz before the close of business on March 5, 2007. This additional advance will be represented by an additional promissory note in the same form as the note issued on February 27, 2007 to be dated as of the date on which we actually receive the advance. The loan agreement provides that Mr. Schutz may, at his discretion, make additional loans to us from time to time on terms and conditions identical to those of this loan.

We issued Mr. Schutz a promissory note dated as of February 27, 2007 in the principal amount of $220,000. The note provides for interest on the principal amount to accrue monthly at the annual rate of 2.0% rate or, during the continuation of any event of default, daily at the annual rate of 5.0%. The outstanding principal amount of the note and all accrued and unpaid interest is due and payable upon the earlier of (i) two business days after the date on which we have raised $20,000,000, in the aggregate from February 12, 2007, from the sale of our securities, net of any loans that have been outstanding for a term of less than six months on the date such sale is closed (regardless of the maturity at the date of issue) that are repaid from the proceeds of such sales, provided that all indebtedness under the $1,500,000 Senior Secured Convertible Note that we issued on December 26, 2006 to Gottbetter Capital Master, Ltd. has then been paid in full and (ii) September 29, 2007. The note may be prepaid at any time and from time to time, in whole or in part without premium or penalty. The note we issued to Mr. Schutz is subordinated to our obligations under Gottbetter note. The material terms and conditions of the Gottbetter note were disclosed in our Current Report on Form 8-K filed on January 3, 2007.

Mr. Schutz may declare the note immediately due and payable upon the occurrence of any of the following events of default: (i) our failure to pay principal or interest or any other amount payable under the note when the same is due or our failure to perform any other obligation under the note; (ii) the institution by or against us of bankruptcy proceedings (if, in the case of a proceeding instituted against us, it is not dismissed within 60 days) or the appointment of a trustee or receiver for us or for a substantial part of our property; (iii) the Company's failure to conduct business in the ordinary course, dissolution or termination of existence; (iv) any sale, transfer, pledge, lien, grant of a security interest or other disposition, outside the ordinary course of business, in or of any material assets or a material portion of the assets or business of the Company; (v) any declaration or payment by the Company of any dividend or distribution with respect to or redemption of its capital stock; (vi) the entry of money judgment or similar process in excess of $100,000 if such judgment remains unvacated for 30 days; or (vii) Company’s failure to comply in all material respects with all applicable laws, rules, regulations or orders.

Under the loan agreement, Mr. Schutz also agreed to amend the terms of the promissory notes we issued to him on February 14, 2007 and February 16, 2007, each in the original principal amount of $170,000. The material terms and conditions of these notes were disclosed in our Current Report on Form 8-K filed on February 23, 2007. Each of these notes was amended (i) to provide that the maturity date is same as the maturity date of note we issued to Mr. Schutz on February 27, 2007 and (ii) to subordinate our obligations under the note to our obligations under the Gottbetter note on the same terms and conditions as the note we issued to Mr. Schutz on February 27, 2007. The loan agreement also provides that if we obtain additional bridge loans from unaffiliated lenders prior to the date that the advances under the loan agreement on interest and warrant coverage terms more favorable than the loan agreement, we will retroactively amend the terms of Mr. Schutz's loans under the agreement to meet the more favorable terms.

Copies of the loan agreement and the note are attached hereto as Exhibits 10.1 and 4.1 respectively and are incorporated herein by reference.

Waiver and Amendment Agreements

During the period from February 12 to March 2, 2007, we entered into waiver and amendment agreements (in one of two forms) with holders of an aggregate principal amount of $1,971,000 of our promissory notes and holders of an aggregate principal amount of $600,000 of promissory notes issued by our Ninble Group Subsidiary. Each agreement provides (i) that the note holder waives any failure of our obligation to pay the principal amount of or any interest on the note that occurred on or before the date of the agreement and (ii) that the note is amended to provide that outstanding principal amount of the note and all accrued and unpaid interest is due and payable upon the earlier of (i) two business days after the date on which we have raised $20,000,000, in the aggregate from February 12, 2007, from the sale of our securities, net of any loans that have been outstanding for a term of less than six months on the date such sale is closed (regardless of the maturity at the date of issue) that are repaid from the proceeds of such sales, and (ii) May 15, 2007. Under one form of the agreement, in consideration of entering into the waiver and amendment agreement, we issued to the note holders warrants to purchase an aggregate of 200,000 shares of our common stock, at an exercise price of $0.80 per share, exercisable for three years from the date of issuance.

The three forms of waiver and amendment agreements and the form of warrant are attached hereto as Exhibits 10.2, 10.3 and 4.2 respectively and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-B, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

4.1	Promissory Note dated as of February 27, 2007 issued by Pure Vanilla eXchange, Inc. to Jed Schutz.

4.2	Form of Common Stock Purchase Warrant issued by Pure Vanilla eXchange, Inc. to Certain Note Holders.

10.1	Loan Agreement dated February 28, 2007 by and between Pure Vanilla eXchange, Inc. and Jed Schutz.

10.2	Form of Waiver and Amendment Agreement by and between Pure Vanilla eXchange, Inc. and Note Holders.

10.3	Form of Waiver and Amendment Agreement by and between Pure Vanilla eXchange, Inc. and Note Holders.

10.4	Waiver and Amendment Agreement dated as of February 23, 2007 by and between Nimble Group, Inc. and Jed Schutz.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Vanilla eXchange, Inc.

Date: March 5, 2007	By: /s/ Steven Yevoli
Name: Steven Yevoli
Title: Chief Executive Officer